Exhibit 12 (b)

                             BNP U.S. FUNDING L.L.C.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       AND PREFERRED SECURITIES DIVIDENDS

                          (in thousands, except ratios)

                                                                         For the Three
                                                                          Months Ended
                                                                         March 31, 2004
                                                                          (unaudited)
                                                                         --------------

Net income                                                                    $5,236
                                                                              ======
Fixed charges:
      Audit fees                                                                  13
      Trustee fees                                                                39
      Administrative and consulting fees                                         265
                                                                              -------
Total fixed charges                                                              317
                                                                              -------
Earnings before fixed charges                                                 $5,553

Fixed charges, as above                                                          317
                                                                              -------

Preferred securities dividend                                                    ---
                                                                              -------
Fixed charges including preferred securities dividends                        $  317
                                                                              -------
Ratio of earnings to fixed charges and preferred securities dividend           17.52
                                                                              -------